SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                            --------------------


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                              October 5, 1999
              Date of Report (Date of earliest event reported)



                        ISLE OF CAPRI CASINOS, INC.
           (Exact Name of Registrant as Specified in its Charter)


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    Delaware                     0-20538                     41-1659606
   (State or other        (Commission File Number)          (I.R.S. Employer
   Jurisdiction of                                          Identification No.)
   Incorporation)



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                 711 Dr. Martin Luther King, Jr. Boulevard
                         Biloxi, Mississippi 39530
            (Address of Principal Executive Offices) (Zip Code)



     Registrant's telephone number, including area code: (228) 436-7000


                     711 Washington Loop, Second Floor
                         Biloxi, Mississippi 39530
       (Former Name or Former Address, if Changed Since Last Report)


                     ---------------------------------

Item 5.  Other Events.

         As of October 5, 1999, Isle of Capri Casinos, Inc., a Delaware corporation ("Isle"), and Isle Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Isle ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Lady Luck Gaming Corporation, a Delaware corporation ("Lady Luck"). Pursuant to the terms of the Merger Agreement, and subject to the conditions set forth therein (including approval of the transaction by the common stockholders of Lady
Luck), Merger Sub will be merged with and into Lady Luck (the "Merger"). At the effective time of the Merger, the separate existence of Merger Sub will cease, Lady Luck will become a wholly-owned subsidiary of Isle and (except as to shares for which dissenters' rights have been properly asserted) each common stockholder of Lady Luck will receive cash in the amount of $12.00 per share for an aggregate share consideration of approximately
$59 million.

         In addition, Isle will assume all of Lady Luck's outstanding debt in the amount of approximately $177 million. The Merger Agreement also provides for the redemption of Lady Luck's outstanding preferred stock in the amount of approximately $22 million. Andrew H. Tompkins, the owner of approximately 46% of Lady Luck's common stock, has agreed to vote for the transaction. Isle has also agreed to make a secured loan of $16.3 million to Lady Luck in order to assist Lady Luck in consummating the Miss Marquette acquisition in October, 1999.

         Isle also announced that it has entered into a letter of intent to acquire the other 50% interest in Lady Luck's Bettendorf, Iowa facility and related real estate in exchange for approximately 6.3 million shares of Isle common stock, subject to adjustment in certain circumstances. This interest is owned by members of the family of Bernard Goldstein, Isle's Chairman and Chief Executive Officer. This transaction is contingent on the completion of Isle's acquisition of Lady Luck, the approval of Isle's shareholders and other contingencies. The sellers have the option to receive up to $10 million of their consideration in cash rather than Isle stock.

         As permitted under Item 601(b) of Regulation S-K, the Merger Agreement is filed with this report without the disclosure schedules. Isle will supply a copy of any omitted schedule or similar attachment to the Commission upon request.

         In addition, the press release of Isle and Lady Luck, dated October 6, 1999, is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

Exhibit No.       Description
---------         -----------

Exhibit 2.1       Agreement and Plan of Merger, dated as of October 5, 1999.

Exhibit 10.1      Stockholder Support Agreement, dated as of October
                  5, 1999, by Andrew H. Tompkins to and for the benefit of Isle of Capri Casinos, Inc.

Exhibit 10.2 Consulting, Advisory and Noncompetition Agreement, dated as of October 5, 1999 by and between Isle of Capri Casinos, Inc. and Andrew H. Tompkins.

Exhibit 10.3 Letter of Intent, dated October 5, 1999, between Isle of Capri Casinos, Inc. and Bettendorf Riverfront Development Company, L.C.

Exhibit 10.4 Form of Credit Agreement between Gamblers Supply Management Company as the Borrower, and Isle of Capri Casinos, Inc.
                  as the Lender.

Exhibit 99.1      Press Release dated October 6, 1999.

                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ISLE OF CAPRI CASINOS, INC.



                                   By: /s/ Allan B. Solomon
                                       -------------------------------------
                                       Name:   Allan B. Solomon
                                       Title:  Executive Vice President,
                                               Secretary, General Counsel and
                                               Director


Date:  October 15, 1999

                               EXHIBIT INDEX



Exhibit No.       Description
----------        -----------


Exhibit 2.1       Agreement and Plan of Merger, dated as of October 5, 1999.

Exhibit 10.1 Stockholder Support Agreement, dated as of October 5, 1999, by Andrew H. Tompkins to and for the benefit of Isle of Capri Casinos, Inc.

Exhibit 10.2 Consulting, Advisory and Noncompetition Agreement, dated as of October 5, 1999 by and between Isle of Capri Casinos, Inc. and Andrew H. Tompkins.

Exhibit 10.3 Letter of Intent, dated October 5, 1999, between Isle of Capri Casinos, Inc. and Bettendorf Riverfront Development Company, L.C.

Exhibit 10.4 Form of Credit Agreement between Gamblers Supply Management Company as the Borrower, and Isle of Capri Casinos, Inc.
                  as the Lender.

Exhibit 99.1      Press Release dated October 6, 1999.